                                                                                 Exhibit 11

                                           THE HILLHAVEN CORPORATION

                               Statement Re:  Computation of Per Share Earnings
                                   (in thousands, except per share amounts)

                                                      Three Months Ended           Six Months Ended
                                                         November 30,               November 30,
                                                        1993      1992              1993      1992
FOR PRIMARY EARNINGS PER SHARE

Shares outstanding at beginning
   of period (1) <F1>                                      20,970         20,895        20,979        20,883
Shares issued upon exercise of
   stock options                                               25              7            17            11
Dilutive effect of outstanding stock
   options and contingent shares                              216            187           210           163
Dilutive effect of warrants held
   by NME                                                   2,390          2,042         2,271         2,027
Restrictive shares forfeited                                  ---            ---            (8)          ---
Weighted average number of shares
   and share equivalents
   outstanding (2) <F2>                                    23,601         23,131        23,469        23,084

Income before extraordinary item
   and cumulative effect of
   accounting change                                  $    25,812    $    11,117   $    33,836   $    19,920

Adjustments related to proceeds
   from exercise of options and
   warrants under the "modified
   treasury stock" method                                     ---            311           ---           804

Preferred stock dividends                                  (2,672)          (722)       (3,394)       (1,444)

Adjusted income                                            23,140         10,706        30,442        19,280

Extraordinary charge - early
   extinguishment of debt, net of tax                        (940)           ---          (940)          ---

Cumulative effect of change
   in accounting for income taxes                             ---            ---           ---        (1,103)

Net income as adjusted                                $    22,200    $    10,706   $    29,502   $    18,177

Primary earnings per share:

   Income before extraordinary
      item and cumulative effect
      of accounting change                                 $  .98         $  .46        $ 1.30        $  .84

   Extraordinary charge                                      (.04)           ---          (.04)          ---

   Cumulative effect of
      accounting change                                       ---            ---           ---          (.05)

      Net income                                           $  .94         $  .46        $ 1.26        $  .79

                                           (Continued on next page)
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                                                                     Exhibit 11 (Continued)

                                           THE HILLHAVEN CORPORATION

                               Statement Re:  Computation of Per Share Earnings
                                   (in thousands, except per share amounts)

                                                      Three Months Ended           Six Months Ended
                                                         November 30,               November 30,
                                                        1993      1992              1993      1992
FOR FULLY DILUTED EARNINGS PER SHARE

Weighted average number of shares
   used in primary calculation                             23,601         23,131        23,469        23,084
Additional dilutive effect of
   stock options and warrants                                 268            236           390           253
Assumed conversion of dilutive
   convertible debentures                                   8,384          5,254         8,384         4,591

Fully diluted weighted average
   number of shares (2) <F2>                               32,253         28,621        32,243        27,928

Income before extraordinary
   charge and cumulative effect
   of accounting change, adjusted
   per primary calculation                            $    23,140    $    10,706   $    30,442   $    19,280

Adjustments for interest expense
   and related income taxes                                 1,745          1,067         3,320         1,490

Adjusted income                                            24,885         11,773        33,762        20,770

Extraordinary charge - early
   extinguishment of debt, net of tax                        (940)           ---          (940)          ---

Cumulative effect of change in
   accounting for income taxes                                ---            ---           ---        (1,103)

Adjusted income used in fully
   diluted calculation                                $    23,945    $    11,773   $    32,822   $    19,667

Fully diluted earnings per share:

   Income before extraordinary
      charge and cumulative effect
      of accounting change                                 $  .77         $  .41        $ 1.05        $  .74

   Extraordinary charge                                      (.03)           ---          (.03)          ---

   Cumulative effect of accounting
      change                                                  ---            ---           ---          (.04)

      Net income                                           $  .74         $  .41        $ 1.02        $  .70
- ----------

(1)<F1> Share amounts have been adjusted for the effect of a one-for-five reverse stock split effective November 1, 1993.

(2)<F2> All shares in these tables are weighted on the basis of the number of days the shares were outstanding or assumed to be outstanding during each period./TABLE
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